Exhibit 10.1

AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of June 24, 2010, is entered into by and among Drinks Americas Holdings, Ltd., a Delaware corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).

WHEREAS, pursuant to a Securities Purchase Agreement, dated December 18, 2007, between the Company and the Holders signatories thereto (the “Purchase Agreement”) Company issued 11,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”); and

WHEREAS, the Company has filed a Certificate of Designation of Preferences, Rights and Limitations of Series A convertible Preferred Stock with the Secretary of State of the State of Delaware  (the “Certificate of Designations”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1.           Amendment of the Certificate of Designations”. The Holders consent to the filing the Amended and Restated Certificate of Designation of Preferences, Rights and  Limitations of Series A Convertible Preferred Stock attached hereto as Exhibit “A” with the Secretary of State of Delaware and agrees that the Certificate of Designations shall be of no further force or effect.

2.           Issuance of Common Stock. Within five days of the date hereof, the Company shall issue the Holders  an aggregate of 12,000,000 shares (“Shares”) of its Common Stock in such specific  number of shares set forth on the signature page hereto attached hereto (the “Common Stock”).

3.           Purchase Agreement.  The Holders hereby agree that (i) Section 4.12 of the Purchase Agreement (Participation in Future Financing); (ii) Section 4.13 (Subsequent Equity Salesand (iii) Section 4.17 (Capital Change) shall be null and void and of no further force or effect.

4.           Representations and Warranties. The Company hereby makes to the Holders the following representations and warranties:

(a)           Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank with respect to the transactions contemplated by this Agreement.

(e)           Issuance of Conversion Shares and the Common Stock.  The Company acknowledges and agrees that immediately  upon conversion of the Preferred Stock, the Conversion Shares, provided that the law firm of Weinstein Smith LLP, or any other firm designated by or acceptable to the Holder, provides a legal opinion regarding the removal of any restrictive legend (the “WS Opinion”) shall be issued free of legend without any restrictions on resale pursuant to Section 4(1) under the Securities Act and, if required by the Company’s transfer agent, the Company shall promptly provide a legal opinion to remove such legends upon conversion of the Preferred Stock.  The Shares when issued in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company agrees to pay Weinstein Smith LLP $1,500 in connection with the preparation of the Weinstein Smith Opinion. (f)Capitalization.  The capitalization of the Company is as set forth on Schedule 4(g), as of the date hereof.

5.           Holders’ Representations and Warranties and Covenants.  Each Holder for itself and for no other Holders, hereby represents, warrants and covenants to the Company as follows:

(a)           No Registration. Such Holder understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the accuracy of such Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b)           Own Account.  Such Holder is acquiring the Securities for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to such Shares in violation of the Securities Act.

(c)           Investment Experience. Such Holder has knowledge, sophistication and experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Holder can protect its own interests. Such Holder has such knowledge and experience in financial and business matters so that such Holder is capable of evaluating the merits and risks of its investment in the Company.

(d)           Access to Information.  Such Holder and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company (other than materials that would constitute material non-public information) and any reasonably requested materials requested by the Holder.  Such Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries.

(e)           Accredited Investor.  Such Holder is an “accredited investor’ within the meaning of Regulation D, Rule 501, promulgated by the Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(f)           Authorization.

(i)           Such Holder has all requisite power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms hereof.  All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Holder’s obligations herein, has been taken.

(ii)           This Agreement, when executed and delivered by Such Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

6.           Miscellaneous.

(a)           In addition, the respective obligations and agreements of the Holders hereunder are subject to the following conditions being met: (a) the accuracy in all material respects of the representations and warranties of the Company contained herein (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) and (b) the performance by the Company of all if its obligations, covenants and agreements required to be performed hereunder.  Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  The Company shall, within four Trading Days of the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement and all other related agreements thereto (the “8-K Filing”).  From and after the filing of the 8-K Filing with the Commission, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

(b)           This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

(c)           The Company has elected to provide all Holders with the same terms and form of agreement for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Agreement, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

(d)           If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.  The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.  Process may be served on any party hereto in the manner authorized by applicable law or court rule.

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IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

DRINKS AMERICAS HOLDINGS, LTD.

By:

Name:

Title:

[signature page(s) of Holders to follow]

COUNTERPART SIGNATURE PAGE OF HOLDER TO

SECURITIES EXCHANGE AGREEMENT

AMONG DRINKS AMERICAS HOLDINGS, LTD. AND

THE HOLDERS THEREUNDER

Name of Holder: _________________________________

By:___________________________________________

Name:_________________________________________

Title:__________________________________________

Number of Shares of Common Stock  _________________